UNITED STATES

SECURITIES AND EXCHANGE COMMISSION

WASHINGTON, D.C. 20549

FORM 8-K

CURRENT REPORT

Pursuant to Section 13 or 15(d) of the Securities Exchange Act of 1934

Date of Report (Date of earliest event reported): July 8, 2025

ZIVO BIOSCIENCE, INC.
(Exact name of Registrant as Specified in Its Charter)

Nevada	000-30415	87-0699977
(State or Other Jurisdiction of Incorporation)	(Commission File Number)	(IRS Employer Identification No.)

2125 Butterfield Road, Suite 100, Troy, Michigan	48084
(Address of Principal Executive Offices)	(Zip Code)

Registrant’s Telephone Number, Including Area Code: (248) 452-9866

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions:

☐	Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)
☐	Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)
☐	Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))
☐	Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Securities registered pursuant to Section 12(b) of the Act:

Title of each class	Trading Symbol(s)	Name of each exchange on which registered
Common Stock, par value $0.001 per share	ZIVO	OTCQB
Warrants to purchase shares of CommonStock, par value $0.001 per share	ZIVOW	OTCID

Indicate by check mark whether the registrant is an emerging growth company as defined in Rule 405 of the Securities Act of 1933 (§ 230.405 of this chapter) or Rule 12b-2 of the Securities Exchange Act of 1934 (§ 240.12b-2 of this chapter).

Emerging growth company ☐

If an emerging growth company, indicate by check mark if the registrant has elected not to use the extended transition period for complying with any new or revised financial accounting standards provided pursuant to Section 13(a) of the Exchange Act. ☐

Item 1.01. Entry into a Material Definitive Agreement.

The information provided in Item 2.03 of this Current Report on Form 8-K is incorporated by reference into this Item 1.01.

Item 2.03 Creation of a Direct Financial Obligation or an Obligation under an Off-Balance Sheet Arrangement of a Registrant

On July 8, 2025, Zivo Bioscience, Inc. (the“Company”) issued a Bridge Promissory Note in the principal amount of $250,000 and accompanying warrant to purchase 1,793 shares of the Company’s common stock, par value $0.001 per share (the“Common Stock”) to an accredited investor pursuant to its new convertible debt offering to raise an aggregate amount of $2,000,000 (the“Offering”). The Company plans to issue unsecured convertible notes (each, a“Note”) and accompanying warrants to purchase shares of Common Stock (each, a“Warrant”) to accredited investors (each, an“Investor”) participating in the Offering.

Pursuant to the terms of the Offering, each Note will bear 10% interest per annum, compounded annually, and will be due and payable upon the request of the Investor on or after the earlier of an equity financing where the Company issues and sells shares with total proceeds to the Company of not less than $5,000,000 (a“Qualified Financing”) or two years after the date of issuance (the“Maturity Date”). In the event a Note remains outstanding upon a Qualified Financing or on the Maturity Date, then any outstanding principal and unpaid accrued interest will automatically convert into shares of the Common Stock at a conversion price equal to the lower of the per share closing price of the Common Stock on the date of issuance or 80% of the price per share of the Common Stock as determined in the Qualified Financing. Each Investor may elect to convert the Note upon a change of control of the Company at a conversion price equal to the lower of the per share closing price of the Common Stock on the date of issuance or the price per share of the Common Stock determined in a change of control. If a given Investor does not elect to convert the Note pursuant to a change of control, then the Company must repay any outstanding principal and unpaid accrued interest upon the closing of the change of control.

The Company may only prepay a Note with the consent of a majority of the holders or upon 30 days prior written notice at a cash amount equal to 115% of the outstanding principal amount of such Note plus any unpaid accrued interest. Each Note is unsecured and ranks junior to all secured indebtedness of the Company. In the event of default, including failure to pay amounts when due or bankruptcy, each Note becomes immediately due and payable.

The Common Stock issuable pursuant to the terms of each Warrant represents 10% of the original principal amount under the Note divided by the closing price of the Common Stock on the date of issuance. Each Warrant has a five year term, an exercise price equal to the per share closing price of the Common Stock on the date of issuance, and becomes exercisable immediately as of the date of issuance. Each Warrant also contains customary fundamental transaction language and beneficial ownership limitations that may be increased or decreased upon the written notice of the holder.

The foregoing description of the terms of the Note and Warrant does not purport to be complete and is qualified in its entirety by reference to the copy of the Note and Warrant, filed hereto as Exhibits 10.1 and 4.1 to this Current Report on Form 8-K, and is incorporated herein by reference.

Item 9.01. Financial Statements and Exhibits.

(d) Exhibits

Exhibit No.	Description

4.1	Form of Common Stock Purchase Warrant
10.1	Form of Bridge Promissory Note
104	Cover Page Interactive Data File (embedded within the Inline XBRL document)

2

SIGNATURES

Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

ZIVO BIOSCIENCE, INC.

By:	/s/ Keith Marchiando
Keith Marchiando
Chief Financial Officer

Date: July 14, 2025

3